EXECUTION VERSION

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.2

AMENDMENT NO. 1 TO COMMERCIAL SUPPLY AGREEMENT

(Roxadustat)

This Amendment No. 1 to the Commercial Supply Agreement (the “Agreement”) dated January 1, 2020 (“Effective Date”), is made and entered into as of January 1, 2023 (“Amendment No. 1 Effective Date”) by and between FibroGen, Inc. and its Affiliates (collectively, “FibroGen”), with offices located at 409 Illinois Street, San Francisco, California 94158, and Catalent Pharma Solutions, LLC (“Catalent”), a Delaware limited liability corporation, having an address at 14 Schoolhouse Road, Somerset, New Jersey 08873. FibroGen and Catalent may be referred to individually as a “Party”, and collectively as the “Parties”.

WHEREAS, the Parties wish to clarify and modify certain terms and conditions of the Agreement under this amendment (the “Amendment No. 1”), which are hereby incorporated by reference as though fully set forth herein; and

WHEREAS, FibroGen has engaged Catalent to perform Manufacturing Services, including without limitation the manufacture and supply of roxadustat bulk drug product, and Catalent desires to continue to provide such services, on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

1.
[*]. The Agreement’s Attachment A is hereby deleted in its entirety and replaced with Amendment No. 1 Attachment A, attached hereto and incorporated herein.

2.
Entirety; Amendments. This Amendment No. 1, including any exhibits or ancillary documents attached hereto or referenced herein, constitutes the full understanding of the Parties and a complete and exclusive statement of the terms of their agreement with respect to the specific subject matter hereof, and no terms, conditions, understandings or agreements purporting to modify or vary the terms thereof shall be binding unless hereafter made in a written instrument referencing this Agreement and signed by each of the Parties. Any sections of the Agreement not conflicting with the terms of this Amendment No. 1 shall remain unchanged and in full force and effect. Any terms and phases used herein, if not otherwise expressly defined in this Amendment No. 1, shall have the same meaning as under the Agreement. This Amendment No. 1 shall form part of and is hereby incorporated into the Agreement, and the Parties expressly agree to be bound by the terms and conditions hereof.

In Witness Whereof, the Parties have caused this Agreement to be executed as of the Effective Date.

REF: 00033430.1

Confidential

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

EXECUTION VERSION

Catalent Pharma Solutions, LLC		Fibrogen, Inc.

By:	/s/ [*]	By:	/s/ [*]
Name:	[*]	Name:	[*]
Title:	[*]	Title:	[*]
Date:	08-Feb-2023	Date:	2023-Feb-09

REF: 00033430.1

Confidential

2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

AMENDMENT NO. 1 ATTACHMENT A

UNIT PRICING, PURCHASE ORDERS AND ADDITIONAL FEES

[*]

UNIT PRICING – [*]

[*]